UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Hypha Labs, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Boulevard, Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 744-0640

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2024, Hypha Labs, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with A. Stone Douglass, the Company’s Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary, pursuant to which Mr. Douglass purchased 1,000 shares of the Company’s Series C Preferred Stock (“Series C Preferred Stock”) for a purchase price of $0.10 per share of Series C Preferred Stock.

The principal feature of the Series C Preferred Stock is that it provides the holder thereof, so long as he or she is an executive officer of the Company, with the ability to vote with the holders of the Company’s common stock on all matters presented to the holders of common stock, whether at a special or annual meeting, by written action in lieu of a meeting or otherwise, on the basis of 200,000 votes for each share of Series C Preferred Stock. The shares of Series C Preferred Stock are not convertible into common stock, are not entitled to dividends, are not subject to redemption, and have a stated value of $0.10 per share payable on any liquidation of the Company in preference to any payment payable to the holders of common stock.

The board of directors of the Company (the “Board”) desires to and believes it is in the best interests of the Company to increase the authorized shares of the Company’s common stock and preferred stock in order to provide for the Company’s financing and capital-raising ability. The Board believes that the increase in the authorized shares of the Company’s common stock is necessary and advisable to provide for conversions of its outstanding convertible securities and to provide for the grants of restricted stock and stock options. In addition, the Board believes it is in the best interests of the Company to have additional shares of common stock and preferred stock authorized for general corporate purposes, including acquisitions or other strategic transaction opportunities. In order to eliminate the costs and management time involved in obtaining proxies in order to obtain stockholder approval to amend the Company’s Articles of Incorporation, as amended, to increase (1) the authorized shares of the Company’s common stock from 250,000,000 shares to 880,000,000 shares and (2) the authorized shares of the Company’s preferred stock from 10,000,000 shares to 70,000,000 shares (the “Amendment”), the Board determined that the sale of the Series C Preferred Stock to Mr. Douglass was in the best interests of the Company, as it allowed Mr. Douglass to vote a majority of the Company’s voting stock in favor of the Amendment, as described under Item 5.07 of this Current Report on Form 8-K, and will provide the Company with the ability to effectuate the Amendment on an expedited basis.

The description of the Series C Preferred Stock set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation designating the Series C Preferred Stock, which the Company filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 10, 2024, by written consent, Mr. Douglass, being the sole holder of the Series C Preferred Stock and the holder of a majority of the Company’s voting stock, approved the Amendment described under Item 1.01 of this Current Report on Form 8-K. The Amendment will only take effect if and when the Company files the Amendment with the Secretary of State of the State of Nevada.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement, dated December 10, 2024, by and between Hypha Labs, Inc. and A. Stone Douglass
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypha Labs, Inc.

Date:	December 16, 2024

By:	/s/ A. Stone Douglass
A. Stone Douglass
Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary